Exhibit 1(vi) under Form N-1A
                                       Exhibit 3(a) under Item 601/Reg. S-K
                         FEDERATED MUNICIPAL TRUST

                              Amendment No. 7
                                    to
                           DECLARATION OF TRUST
                          Dated September 1, 1989

     THIS Declaration of Trust is amended as follows:

     A. Strike the first paragraph of Section 5 of Article III in its entirety from the Declaration of Trust and substitute in its place the following:

          `Section 5.  Establishment and Designation of Series or Class.

               Without limiting the authority of the Trustees set forth in
          Article XII, Section 8, inter alia, to establish and designate any additional Series of Class or to modify the rights and preferences of any existing Series or Class, the Series and Classes of the Trust shall be and are established and designated as:

            Connecticut Municipal Cash Trust Institutional Service Shares,

            Connecticut Municipal Cash Trust Cash Series Shares,

            Massachusetts Municipal Cash Trust Institutional Service
               Shares,

            Massachusetts Municipal Cash Trust BayFunds Shares,
            Minnesota Municipal Cash Trust Institutional Shares,

            Minnesota Municipal Cash Trust Series Shares,

            New Jersey Municipal Cash Trust Institutional Service Shares,

            New Jersey Municipal Cash Trust Cash Series Shares,

            Ohio Municipal Cash Trust Institutional Shares,

            Ohio Municipal Cash Trust Cash II Shares

            Pennsylvania Municipal Cash Trust Institutional Service
               Shares,

            Pennsylvania Municipal Cash Trust Cash Series Shares.

     The undersigned Assistant Secretary of Federated Municipal Trust hereby certifies that the above stated amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Trustees of the Trust by unanimous consent on the 22nd day of August, 1991.

     WITNESS the due execution hereof this 22nd day of August 1991.

                              /s/ James E. Banks
                              James E. Banks
                              Assistant Secretary